Form C

Cover Page

Name of issuer:

EVELO, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: NY

Date of organization: 1/20/2012

Physical address of issuer:

6624 S 196TH ST
Suite U-101
Kent WA 98032

Website of issuer:

www.evelo.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☑ Preferred Stock
- ☐ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

75,734

Price:

$1.32042

Method for determining price:

Management based on market feedback

Target offering amount:

$100,000.00

Oversubscriptions accepted:

- ☑ Yes
- ☐ No

If yes, disclose how oversubscriptions will be allocated:

- ☐ Pro-rata basis
- ☐ First-come, first-served basis
- ☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

4/17/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,088,600.00	$443,871.00
Cash & Cash Equivalents:	$764,414.00	$158,041.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$274,823.00	$169,698.00
Long-term Debt:	$736,097.00	$121,327.00
Revenues/Sales:	$1,753,914.00	$1,402,813.00
Cost of Goods Sold:	$850,144.00	$704,790.00
Taxes Paid:	$1,456.00	$15,585.00
Net Income:	($55,666.00)	$73,128.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

EVELO, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Yevgeniy Mordkovich	CTO	Evelo	2012
Boris Mordkovich	CEO	Evelo	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Yevgeniy Mordkovich	CTO	2012
Boris Mordkovich	CEO	2012

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Yevgeniy Mordkovich	2,500,000	50.0
Boris Mordkovich	2,500,000 shares	50.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

1. Ability to secure necessary capital for inventory financing. Due to the nature of our business and the fairly long production cycles (~4 months), we need to have the necessary capital to pay for production of our products that would only get sold a few months later. Our ability to secure this funding will determine whether we'll be able to take advantage of some of the growth opportunities we're aiming for, such as bringing new products to market, exploring new distribution channels, and keeping up with increased demand. The production needs will likely increase each year as our volume increases.

2. Meeting our profit goals. Since we started the company with our funds, we've grown primarily through revenues and profits for the first 3 years. We raised a small $750K seed round in late 2015 in order to invest into R&D, improve our operations facilities, and bring a few key individuals on the team. As a result, our expenses have increased and we expect to close 2016 with a loss. While all of these expenses were planned for and the loss is a result of us investing the funds that we've raised, it'll also be important to turn this around in the near future.

3. Staying innovative. Over the last 3 years, we've introduced 5 products to market. While this has allowed to get to the current levels of revenues, to suceed in this industry, it's important to be able to introduce new products each year that are innovative, priced appropriately, and have customer appeal. In 2016, we've begun to invest more into in-house research and development and looking to bring 3 new models to market in 2017. However, the level at which we're designing the new products is higher than what we've done previously and, as such, there is a steep learning curve associated with it. It may be possible that the products will get delayed in production and take longer than we expected.

4. Factory relationships. We've been working with 2 factories over the last several years and are looking to introduce a 3rd factory in 2017 for a new product line. The factories that we've worked with owns the designs that we've been using for the first few models.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: We'll be able to invest into research and development of ultra-lightweight electric bike line.

If we raise: **$250,000**

Use of Proceeds: We'll be able to bring 1 new model to market in 2017. The new bike incorporates 5 years of customer feedback and design know-how to produce one of the most powerful, long-range and beautiful electric bikes on the market.

If we raise: **$500,000**

Use of Proceeds: We'll be able to bring 3 new models to market in 2017, including a folding electric bike, as well as begin working on ultra-light electric bike line for 2018.

If we raise: **$750,000**

Use of Proceeds: We'll be able to begin our international expansion, starting with Canada.

If we raise: **$1,000,000**

Use of Proceeds: We'll be able to do everything above, as well as invest into our marketing and customer acquisition efforts and accelerate our growth.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

Please see investment agreement attached hereto as Appendix B.

14. Do the securities offered have voting rights?

☑ Yes
☐ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: The preferred stock will vote on an as converted basis with the common stock.
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the securities may only be modified with the written consent of the holders of a majority-in-interest of those securities.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
Preferred Stock	2,766,578	0	Yes	Yes
Common Stock	10,000,000	5,000,000	Yes	Yes
Debt Securities			Yes	No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	426,000
Other Rights:	

Describe any other rights:

The preferred stock has the right to receive accumulated dividends. The preferred stock also has a liquidation preference upon certain liquidity events, such as an acquisition or dissolution of Evelo. The preferred stock may be converted into common stock, at any time upon the election of the holder.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

None

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None, other than those listed above.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the founders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions (other than through its voting rights). The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the founders** may change the management of the Company, and even force out minority holders of securities. **The founders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

Based on target number of securities and target offering amount, including reasonable market analysis.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;

- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

1) Bridgehampton National Bank Line of Credit. $350,000 line with a variable interest rate (Prime plus 225 bps or 5.5% this year). Interest only line with a 30 day annual clean up requirement. Has to be renewed annually. Expiring on March 31st, 2017.

2) New York Business Development Corporation term loan. $150,000 (original amount), with a current balance of $106,936. Interest rate is Prime + 4.75%. The term is 7 years. We closed on it in March of 2014 (got the disbursement in April).

3) Convertible Note, $750K (converts to Preferred Stock in this transaction). 4% interest rate loan, with a 20% discount at $5M valuation cap with an 18 month term.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
9/2015	Regulation D, Rule 506(b)	SAFE	$750,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12-month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview
EVELO is a designer and distributor of electric bicycles and related technology in the North American market. We bring to market stylish, smart electric bikes that make cycling easier and more enjoyable for people. Our business model takes a direct-to-consumer approach that bypasses the traditional brick-and-mortar dealers enabling customers to customize their bike online and have it delivered to their doorstep nearly fully assembled.

The majority of our revenue - nearly 98-99% - comes from sales of our electric bicycles direct to consumer. During the first few years, we have had several retail partners that would showcase and sell bikes locally as well, but in the last 2 years, we have moved away from that model and focused primarily on selling direct to consumer.

The remaining 1-2% comes from selling accessories, parts and other miscellaneous components.

Revenue Streams
Our products currently consist of two different lines. The first product line are complete electric bicycles that range from $2,099 to $3,499 in price. The second product line is a conversion kit that enables customers to convert traditional bicycles into electric - this ranges from $999 to $1,249.

Sales of complete electric bikes have typically been responsible for the majority of our revenue. The conversion kit, that has been introduced more recently, is still a fairly young product and is only responsible for a small percentage of our overall revenues.

Milestones

We originally founded our business in 2011 to bring to market innovative electric bicycles for commuting and recreation. As we have grown and evolved since that time, we had the following key milestones in the development of our business:

- 2012: Launched with 3-product electric bike line
- 2013: Brought onboard an experienced manager from another bicycle company.
- 2013: Launched the innovative Ambassador Program that allows us to offer test-rides nationwide without needing to rely on dealers.
- 2014: Brought onboard an experienced sales manager from another electric bike retailer.
- 2015: Added Omni Wheel, all-in-one wheel that allows people to convert a regular bike into electric.
- 2015: Raised first seed round of $750,000 to invest into R&D

Trends and Growth

As we have expanded our capacity, availability and capabilities, particularly by adding new products, adding experienced personal to our team, and improving our customer acquisition efforts our growth has gradually accelerated.

- Our gross revenue has been increasing each year.
- Our 2014 revenue was $1.4M, which was an 89% increase over 2013 revenue of $738K.
- Our 2015 revenue was $1.7M, which was an 25% increase over 2014 revenue of $1.4M.
- In Q1-Q2 of 2016, we've have revenues of $1.3M, which represents a 52% increase over the same time period in 2015 when we've generated $853K in revenues.
- Our net income for the past several years has been small, as we've continued to reinvest most of our profits back into the business.
- In 2015, we've raised a small seed round of $750K in order to invest it into R&D, operations and marketing. Due to increased expenses, we will post a loss in 2016.

Our objective is to grow our top revenues quickly over the next few years. As we continue to invest into new products, building out the team, and improving our marketing efforts, we may also have a net loss in the next year (2017). As we hit a critical mass, however, we expect that this will change and we will switch focus on profitability.

We expect to continue to grow our business. Although there is no guarantee that our historical results or cash flows (as described below and in our financial statements) will continue to develop in the same way as they have in the past few years, we expect generally to grow in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

Uncertainties

The following trends or uncertainties could affect our financial condition, including the liquidity, cash flow and capital resources described below:

- New product development taking longer than we project
- New products not selling at the level that we project
- Not being able to secure adequate capital (line of credit or loan) for inventory and production each year.
- Our sales not meeting our projections and thus accelerating our burn rate at which we operate in the red.
- In 2017, we plan to experiment with a concept store / showroom in the Seattle area. This will require capital to get off the ground and may not be profitable initially.
- In 2017, we plan to expand internationally into Canada and set up small operations there. Due to a smaller market, weak Canadian currency, and a high learning curve, this may not turn a profit during the initial expansion.

Liquidity. The following table summarizes our cash and cash equivalents, accounts receivable, net working capital and cash flows for the periods indicated:

As of 08/31/2016:

Cash on Hand: $277,000Inventory on Hand: $407,000Deposits of Future Inventory: $46,000

Line Of Credit: $100,000 used ($250,000 available)NYBDC Loan: $108,572.12 Credit Card Balance: $88,406.96

Our cash and cash equivalents at 08/31/16 were held for working capital purposes. We do not enter into investments for trading or speculative purposes. Our policy is to invest any cash in excess of our immediate requirements in investments designed to preserve capital and provide liquidity.

We anticipate using our available cash for operations within the next 8 month period. We base this estimate on the fact that we currently have a burn rate of $35K per month.

We expect that the proceeds of this offering will improve our liquidity and provide additional capital to pursue bringing new products to market, expanding our customer acquisition efforts, building out our core management team, and expanding to other markets, such as Canada. Although the proceeds of this offering are not necessary to the viability of our business, it will be integral to developing new products to meet customers needs and demands. We currently believe that one of the key factors that prevents us from growing faster is a limited product line.

Our cash held as of 08/31/16 was 286% greater than cash held as of the same date in 2015. This increase resulted primarily from the seed round that we have raised at the end of 2015, as well as due to the increased line of credit we've received from Bridgehampton Bank for inventory use.

Cash Flow

Cash that we generate through sales typically is used to cover operating expenses and investments into our infrastructure. Cash that we receive through loans and line of credit from other financial institutions is typically used for financing inventory and bringing new products to market.

Our cashflow can vary tremendously from month to month, due to the long production cycles and seasonality of the business. We typically need to prepay 30-40% for each new production run to our factories. Afterwards, the balance is due when the products ship from Asia to the U.S., but they may not be sold for months.

For example, our peak season typically goes from April until November. However, we must begin production during the January-March to ensure that we have adequate inventory when the sales increase. As such, our production cost may rise sharply in Q1 of each year without the correlating revenues.

Moreover, any time we'll bring a new model to market, there are capital needs of up to $200,000-250,000. This capital is necessary to do the first production run and put down a deposit for the second production run. However, it may not be clear until 6-9 months after whether this product has been accepted by the market.

Capital Resources.

We have financed our operations through:

- generated positive cashflo

- borrowings under asset-based lines of credit,

- short- and/or long-term notes payable

- issuances of convertible debt and other debt securities

Asset-based senior credit facility. We have a revolving loan facility with Bridgehampton Bank, which we refer to herein as our senior credit facility, under which we are permitted to borrow up to $350,000. This Line of Credit needs to be renewed each year and has a 30 day clean up period. It is currently set to expire on Mar 31, 2017 unless renewed. The interest rate is Prime plus 225 basis points or 5.5% total in 2017.

We also have a loan in the amount of $150,000 from New York Business Development Corporation. The interest rate on the loan is Prime plus 4.75%. The term is 7 years with a start date of March 1, 2014.

We primarily use this line of credit and the loan to support production and inventory needs. Typically, in order to do a production run, we must put down 30-40% of the cost down. Then, the remainder will need to be paid about 3 months later when the production run is complete and the products are shipped to us. Only after that point, we can begin to sell the products to our customers and recoup the investment. As such, even when sales are strong, we may not have the necessary cash to pay for inventory unless we tap into outside funding.

The senior credit facility contains customary conditions to borrowing, events of default and covenants, including covenants that restrict our ability to dispose of assets, merge with or acquire other entities, incur indebtedness, grant liens, make distributions to holders of our equity interests or make investments.

Our obligations under the senior credit facility are secured by personal assets of the Boris Mordkovich, Yevgeniy Mordkovich and Elmyra Mordkovich.

Historical Results of Operations.

Our revenue - after discounts and refunds - has been as follows for the last 3 years:

2015 - $1.761M
2014 - $1.402M
2013 - $738K

We have been growing at a steady pace since launch, primarily by increasing our customer acquisition efforts and consistently bringing new products to market.

We expect our revenue to grow at increasing rates in the current fiscal year and in the coming few fiscal years, due to the fact that we are planning to continue to bring new products to market, while also improving our customer acquisition efforts and expanding.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities?☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

www.evelo.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

INVEST IN EVELO

Smart electric bicycles, sold direct to the consumer

> *EVELO designs, develops and distributes electric bikes for all purposes. Consumers are increasingly choosing electric transport options, leading to global e-bike sales estimates of $15B+ in 2016, with significant growth in the North American sector. EVELO is at the forefront with innovative technology, well-built bikes, and a direct-to-consumer distribution model allowing lower prices and higher margins – resulting in $1M revenue in Q2 2016 and $6M+ of products sold and shipped since inception.*



Boris Mordkovich
CEO, EVELO

Priced Round

$1.32042/share | **$7.5M** valuation

If you invest you're betting the company will be worth more than $7.5M in the future

INVESTOR PERKS

$1,000+ EVELO Shirt - Investor-Only Limited Edition

$2,500+ Cyclist Accessory Package - In addition to the investor-only EVELO shirt above, all of the cyclist essentials (lock, pannier bag, multi-tool).

$5,000+ All of the above, plus first-preview access to new models and private monthly investor updates.

$15,000+ All of the above, plus special investor-only pricing on all of our products (20% discount on all new products; 10% off on all existing products).

$25,000+ All of the above, plus access to the annual EVELO team and investors electric bike group ride around Seattle in 2017 (travel expenses not included).

$50,000+ All of the above, plus a private tour of our production facilities in Asia in 2017 with the CEO (travel expenses not included).

OUR AMBITION

With dense urban living on the rise and significant growth in U.S. bike infrastructure, electric bikes are at the intersection of trends impacting urban transportation. The demand for e-bikes in the US market is growing, and EVELO's innovative approach is key to meeting this demand. By introducing smart e-bikes that offer alternative ways to commute to work, combined with a direct-to-consumer distribution model, EVELO is positioned to play a significant role in the future of urban transportation

KEY FACTS

- $1M in revenue in Q2 2016; $6M+ in revenue since inception
- 60-70% growth year-over-year
- Saves consumers up to 50% markup per bike
- Innovative Omni Wheel converts any traditional bike into electric in 20 minutes, with no technical skills required, at a fraction of the cost
- Backed by Shark Tanks' Barbara Corcoran and Foundry Group's Brad Feld
- 3,000+ happy customers (see http://www.shopperapproved.com/reviews/evelo.com/)
- Direct-to-consumer distribution eliminates costly retail distributors and unnecessary markup to the end user

evelo.com



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INVEST
Wefunder Portal LLC

WHY I LIKE EVELO

"Having invested in dozens of companies, what attracted us to EVELO was a combination of 3 things. First, the experienced team that has worked together for years prior and has the know-how to take the business from a startup phase to a fast-growing, profitable organization. Second, traction - with over $6M in sales to date, they're proving market validation. And third, the product itself – we believe that EVELO has developed a line of very innovative products that seem to be resonating with consumers.



Phil Nadel

MANAGING DIRECTOR, BARBARA CORCORAN VENTURE PARTNERS

THE BUZZ ABOUT EVELO

> *Boris Mordkovich, a 30-year-old serial entrepreneur, had never considered developing products for the aging baby boomer market. One day, however, he saw that his parents had started using an electric bike that his brother Yevgeniy had modified for his wife and himself. The company is just one of many that are plugging into a wealthy slice of the over-50 demographic called the longevity market, whose annual economic activity currently amounts to $7.6 trillion, according to AARP.*

New York Times

FOX NEWS

The Omni Wheel By Evelo Turns Any Bicycle Into An E-bike

August 22, 2016

Electric bicycles are seeing a steady increase in popularity as manufacturers spring up to create a product, while existing companies add these powered two-wheelers to their traditional lineup. There are many approaches to creating e-bikes, but they can

The New York Times

The Hottest Start-Up Market? Baby Boomers

August 4, 2016

New business ideas that cater to boomers are nearly endless, she said, and include chefs, online dating sites and yoga instructors for people with health issues. "There's more talent coming into the market," she said. The Mordkovich brothers initially

NEW ATLAS

Review: Electric bike wheel turns bikes into e-bikes

July 25, 2016

It was a couple of years ago that Evelo first announced its Omni Wheel - a motorized wheel that replaces a regular bicycle's existing front wheel, turning that bike into an e-bike. In the past few months, however, the company introduced a new-and-

BIKEBIZ

EVELO announces the release of the OMNI wheel

June 14, 2016

US brand EVELO has announced the release of the OMNI wheel, and claim the new system has the ability to convert any bike into an e-bike in just thirty minutes. The electric conversion wheel is controlled via a throttle and provides a boost up to 17

CROWDFUND INSIDER

Shark Backed Electric Bike Evelo Closes Seed Round with Help from SeedInvest - Crowdfund Insider

February 17, 2016

EVELO, an electric bike startup, has closed on its seed funding round with the help of both SeedInvest and Shark Tank star Barbara Corcoran's Venture Partners group. Evelo raised $750,000 with the bulk of that being crowdfunded on SeedInvest

treehugger

Should you buy an electric bike? Your questions answered!

September 8, 2015

A few months ago we published a piece titled: Should I buy an electric bicycle? Here's everything you need to know to get started! It generated quite a bit of interest, as well as some additional questions about electric-bikes (apparently that piece didn't

inhabitat design will save the world

A Pair Travels from NYC to San Francisco by Electric Bike to Educate Americans on Green Transportation

October 10, 2012

Boris Mordkovich and Anna Mostovetsky thrive on adventure and share an enduring passion for the environment, so when Boris and his brother, Yevgeniy started EVELO, an electric bike company in New York. Boris wanted to find a way to raise awareness

inhabitat design will save the world

EVELO's Omni Wheel transforms your bicycle into an electric bike in a snap

October 10, 2012

Electric bikes an increasingly popular way to get commuters out of the car and onto a greener mode of transportation-but, the transition comes at a pretty high price. With that in mind electric bike company EVELO created the Omni Wheel, which transforms

Electric Bike Report.com

Electric Bike Review - EVELO Luna

August 14, 2012

You may have heard of EVELO Electric Bikes from the TransAmerican Electric Bike Tour (from New York City to San Francisco). That is because the CEO, Boris Mordkovich, was one of the riders on the tour! Boris and his riding partner, Anna

EVELO Electric Bicycle to be Displayed at the U.S. Bicycling Hall of Fame

July 17, 2012

EVELO, Inc. (http://www.evelo.com), a New York City-based electric bicycle company, announced today that one of their electric bikes will be displayed as part of an exhibit at the U.S. Bicycling Hall of Fame located in Davis, California.

Duo Complete Cross-Country Electric Bike Tour

July 10, 2012

This is a fun mid-week story to keep your spirits up. Some folks at electric bicycle company Evelo recently completed what was possibly the first-ever coast-to-coast, self-supported journey on two electric bicycles. (Just to be clear, that would be coast-

A 4,000-Mile Road Trip Across the U.S. on $20 of Electricity

May 16, 2012

These days, it seems that $20 doesn't buy much in the United States. Sure, you can get lunch at a decent restaurant, half a dozen lattes, or maybe even enough gas to travel from one gas station to the next.

Across America By Evelo Electric Bike [Pt 1]

May 9, 2012

Sit-down video interview with Boris Mordkovich, the Chief Electric Officer and co-founder of Evelo Electric Bicycles, headquartered in New York City during stop-over of his transcontinental tour in Omaha, Nebraska. Part 1

Inside An Epic Road Trip, by Bike

April 27, 2012

Boris Mordkovich and Anne Mostovetsky are on a 4,000-mile journey across on the country... on their electric bicycles. (Photo Martin Di Caro) Part personal adventure, part act of environmental consciousness, best friends Boris Mordkovich and Anna

Cross-Country Electric-Bike Tour Hits Pittsburgh Tomorrow

April 16, 2012

If you want to know more about electric bicycles, here's the perfect opportunity to ask two people who are becoming intimately acquainted with theirs. Boris Mordkovich, 26, and Anna Mostovetsky, 25, mounted their electric-motor-bearing

Cycling's Week On the Web - Bikerumor

April 1, 2012

Evelo just announced that they are sponsoring a 4,000 Mile Trans-America Electric bike tour. Departing from New York, the team's destination is San Francisco. On the bikes to be ridden, the battery lasts for about 40 miles on a single charge, with each

We've Perfected the Electric Bike

Our advantage?
A 60 mile range, automatic gear shifting, and ultra-powerful mid-drive motor design

EVELO electric bikes were designed to replace cars for short-distance commuting and enhance biking for recreation, while our exclusive Omni Wheel turns any bike into an electric bike in less than 30 minutes.


EVELO







ARIES

Conquer your ride with the high-performance, powerful Aries.



AURORA

Front suspension hybrid commuter perfect for any occasion.



LUNA

Easy-going cruiser with step-through frame for style & comfort.



ORION

The perfect city bike – for getting to work or around town.


EVELO

The Omni Wheel Makes Any Bike Electric

Allows us to tackle the existing market

The Omni Wheel is designed to fit practically any bicycle or lifestyle. Whether you have a cruiser, an urban city bike, a recumbent, or anything in-between, once you install the Omni Wheel, your bike becomes an electric hybrid.

How it Works

Omni Wheel complements your own pedal power. With a throttle providing power on demand, you can pedal as much or as little as you want – while always having the power from the wheel available at the push of a button.





The E-Bike Industry is Rapidly Expanding

Electric bikes help people to overcome barriers like hills, distance, and fitness levels and enjoy cycling for both recreation and for their commute.

The electric bike has made biking more accessible than ever to a whole generation of older riders and long-distance commuters. This industry is just beginning.

~$15 Billion E-bike sales in 2015*	**~$24 Billion** Projected worldwide E-bike sales by 2025*
1 Million E-bikes sold in Europe in 2015**	**35 Million** Electric bikes sold worldwide last year

*Source: Navigant Research **Source: Consultancy UK

Europe is already on board. The US market is about to take off

We're reaching a new market of commuters and bike enthusiasts here in the US and abroad. EVELO is riding the wave of an entirely new industry.

"

I would guess 90 to 95 percent of people in the U.S. don't even know what an electric bicycle is."

- Ryan Citron, Navigant Analyst

"

It's a category that is wide open. Little guys are jumping into a business that no one's been paying attention to."

- Edward Benjamin, Senior Managing Director of ECycleElectric Consultants

"

The U.S. market could develop "way faster" than Europe's did."

- Claus Fleischer, Head of Bosch's E-bike Division

"

Electrics "finally have legs to be able to take off in the U.S.," because cyclists are feeling safer on the roads, battery and motor technology is improving, and retail prices are dropping.

- Todd Grant, President of the National Bike Dealers Association

Read more in this Bloomberg Businessweek Article

Disrupting the Bike Industry Via Direct-to-Consumer Distribution

We ship directly to the consumer, eliminating distribution costs and inflated markups.

The bicycle industry's distribution model is antiquated. For every bike sold, wholesalers and dealers may add hundreds of dollars (40-60%) to the end price tag the consumer pays. EVELO cuts out the middleman by delivering the bike directly to your door. With test rides provided through our Ambassador Program, we provide quality customer support with hassle-free delivery.



SALES AMBASSADORS

Pairs potential buyers with existing customers for test rides and feature explanations, just like bike shops provide.



PRE-ASSEMBLED

Arrives at your doorstep 95% assembled. The finishing touches will take no more than 30 minutes.



FREE RETURNS

The industry's first 10-Day At-Home Trial policy. Try it at home for 10 days for a risk-free experience.



SERVICES & REPAIRS

We contact a partner bike shop near your home. Just drop off the bike at the shop, we take it from there.

Our Network of Ambassadors Covers the Nation

Our Ambassador Program replaces dealers by connecting existing EVELO owners with potential customers for test-rides. Our Ambassadors (existing owners) make money every time they do a test-ride and every time that test ride turns into a sale. As such, we are the only company of its kind where our customers can actually earn an income off their bike.


MONTANA
OREGON
IDAHO
WYOMING
SOUTH DAKOTA
IOWA
ILLINOIS
NEVADA
UTAH
COLORADO
KANSAS
CALIFORNIA
OKLAHOMA
ARKANSAS
NEW MEXICO
ALABAMA
LOUISIANA
Houston
KENTUCKY
WEST VIRGINIA
NORTH CAROLINA
SOUTH CAROLINA
Ottawa
Montreal
Toronto
NB
Gulf of California
Gulf of Mexico

On Track to Make $3M this Year

We reached $1 million of sales in Q2 2016 and have grown 60-70% year over year. Since launching in 2011, our growth has far exceeded our own expectations.

Since launching in 2011, our growth has been electric. We've made $6 million in revenue since inception in 2011 and $1 million in sales the past three months alone. We're on track to exceed $3 million this year.


Estimated 2016 Revenue: $3 Million
$3M
$2.5M
$2M
$1.5M
$1M
$500K
$0
2013
2014
2015
2016
Annual Revenue
Estimated Revenue

$6,500,000
Revenue since inception

65%
Average yearly growth

$1,000,000
Sales in Q2 2016

$2,850
Average order value

50%
Cost of production + distribution

50%
Gross profit margin

Read more about the exact costs of production in this article written by CEO Boris Mordkovich

We're Revolutionizing Bike Riding and Bike Buying

Now, we're ready to ramp up production and introduce new products.

May 2012
The Original Product Line
Boris & Yevgeniy Mordkovich launch EVELO to make urban transportation better and cycling more accessible to more people.

January 2014
The Ambassador Program
Launched the industry's first Ambassador Program so that existing customers can earn money from showing their bike to others, while helping EVELO bypass the traditional brick-and-mortar route.

August 2014
The Team Grows
Expanded the team, bringing on-board experienced team members from Raleigh and some of the largest electric bike retailers in the U.S.

June 2015
Launched Omni Wheel
This revolutionary all-in-one wheel allows people to convert an existing bike into an electric bike easily and for a fraction of the price.

March 2016
Began Development on the New Product Line

June 2016
Reached our First "$1M in Sales in 90 Days" Quarter.

August 2016
Reached over $6M in Sales Since Inception of the Company.

April 2017
Projected Launch of the New Best-in-Class Product Line.

May 2016
International Expansion
Begin international expansion, starting with Canada. Launch Vancouver office.

Here's How Your Investment Will Help Us

We're Focusing on Bringing New Products to Market & Going Global



More Products to Market

Our objective for the next three years is to introduce at least two new products per year to expand our product line. Our next product launch is scheduled for early 2017.



International Expansion

The next phase of our growth includes expanding first into Canada, and then into Europe. Kickstarting our move into the international cycling market requires an injection of capital.



Customer Acquisition

A typical customer's acquisition cost is about ~9% of our revenue. The goal is to increase volume with our suppliers and thereby lower production costs to help reduce this percentage.



Recurring Revenue

We want to explore a bike-as-a-service, subscription-based model, where customers can pay a monthly fee for access to an EVELO bike, repairs, and theft protection.

LET'S CHANGE HOW WE MOVE AROUND!

Dear Reader,

EVELO is growing fast! With over $3M in projected revenue this year and thousands of satisfied customers all over the United States, we've grown more than 60% this year alone. We have a strong, dedicated team in place and an amazing community of customers and Ambassadors all around the country.

We're proud that we reached this point on a fairly bootstrapped budget. My brother (and co-founder) and I started EVELO 4 years ago with just our personal savings. It's grown into a multi-million dollar, profitable company by focusing on the customer, developing beautiful, comfortable electric bikes, and creating an innovative distribution model. Our customers can customize their perfect bike in minutes and have it delivered 95% assembled directly to their door.

However, this is only the beginning.

Our goal for EVELO has always been to make biking more accessible to everyone, by removing the common barriers that keep people from cycling. Whether those barriers are hills, fitness levels, age or even the simple inconvenience of arriving to a destination sweaty, EVELO bikes makes anything possible.

Moreover, we want to change the way that the traditional bicycle industry does business. By removing layers of distributors, sales reps, and brick-and-mortar dealers, our idea has always been to provide our customers with more value for every dollar they spend on the bike.

There is even more work to be done. We truly believe that electric bikes are the future of personal transportation and want to make them mainstream in North America. We are looking to release several new models next year, begin international expansion (starting with Canada), and introduce new ways to make owning an e-bike even more affordable.

To accomplish these goals faster and make EVELO a household brand, we are collaborating with a small group of investors that believe in the potential of electric bikes and want to be a part of this growing movement.

Now we're opening up investment in EVELO to all of those who share these goals. In the past, only wealthy investors and venture capitalists had the opportunity to buy stock in private companies like Google and Facebook before they went public. That just changed. The recent passage of the JOBS Act allows anyone to invest in private companies.

As such, we invite you to take a look at our fundraising campaign.

Sincerely,

Boris Mordkovich

Boris Mordkovich, CEO

SHOW LESS

MEET THE FOUNDERS



Boris Mordkovich

CEO

Previously co-founded and sold two other companies. Upon starting EVELO, he biked 4,000 miles from New York City to San Francisco to test the product and better understand his market.



Yevgeniy Mordkovich

CTO

Responsible for bringing the first product line to market. He has extensive experience in the technology space, and previously co-founded and sold two other companies.

AND THE REST OF THE TEAM



Bill Cummings

Director of Customer Service



Gonzalo Sanchez Sarmiento

Director of Marketing



Alex Stegemann

Director of Sales - East



John O'Donnell

Director of Sales - West

RAISED OVERALL $750,000 FROM 4+ INVESTORS

$750,000

September 2015

SAFE

Milkbox Partners

Angel Group and Entrepreneur Advisory



Jason Gerlach

CEO and Managing Partner of Sunrise Capital Partners, an industry leader in alternative investing since 1980.



Michael Dornbrook

Active angel investor, board member of Common Angels. Retired fall 2010 after 13 years at Harmonix Music Systems



PJ King

Co-Founder at Firefly Space Systems

DETAILS

− COLLAPSE ALL

Can you take us back to the beginning? How did you get started?

The idea actually resulted from a problem I saw in my own family. My brother and his wife ride bikes together, but it was difficult for her to keep up on the hills and to travel as far and as fast as my brother. My brother built an electric-assisted bike for her, which solved the problem and their rides together became more frequent and enjoyable for them both. Talking about this one day, we realized that a lot of other people would benefit from the same technology. So we researched the issue and started the company with about $100,000 of our own money.

Prior to founding EVELO, my brother and I started, grew, and eventually sold two other companies during the last decade. From our initial investment we've grown EVELO organically, relying only on our own revenue and profits for the first 3-1/2 years. The result is sales of about $6 million, with $1 million in sales in just the last quarter alone.

Who is your competition?

We have two different types of competitors:

1. *Traditional Bike Companies (e.g., Trek, Specialized, Schwinn)*

The one thing that makes traditional bike companies so strong is the same thing that makes their electric bike offerings and distribution so weak -- their dealers are true cycling enthusiasts who frequently started their bike shop because of that passion. The vast majority of traditional bike shops today, however, tend to think of electric bikes as a form of "cheating".This trickles down the entire supply chain. A bike company may have only 1 or 2 electric bike models, resulting in limited choice. Bike shop owners and staff are not thrilled about selling electric-powered products. Customers typically start their e-bike research online, rather than by going to a local store.Given all of this, if you visit any traditional bike store and ask them about their electric bike distribution, they will either have no interest or they will say that they tried but couldn't really find a way to sell a meaningful number of e-bikes.
Even with traditional bike companies not finding a viable market for electric bikes, we still take steps to differentiate ourselves.

- Laser focus on electric bikes and direct-to-consumer distribution.- We only sell electric bikes, making us the natural choice for customers looking for one. Based on our findings, many people begin their research on electric bikes online rather than by going to a traditional store. This allows us to capture their attention and trust first.- In terms of distribution, traditional bike brands are inflexible, given that they have to rely on an existing network of dealers. As a result, any bike sold directly at a brick-and-mortar dealer carries a markup of up to 40% over a direct-to-consumer brand like ours. This allows us to offer a lower price to the customer while maintaining a higher profit margin.

2. Electric Bike Companies (e.g., Pedego, Stromer, Faraday)

With competing electric bike companies, we focus on the ways we can win over a customer.

1. Technology - although there is no such thing as a perfect bike for everyone, certain technological features do make a bike more appealing to a wider population.

- Automatic Transmission -- Many of our customers are new to cycling, so we focus on making our products incredibly easy to use with no learning curve. For example, many customers tell us that they dislike the traditional gearing mechanisms used on bikes. Consequently, we have done away with traditional gearing by using the NuVinci Harmony CVT instead. This is basically an automatic transmission like we find in cars, but designed for a bike, changing the gears for the rider automatically (http://www.evelo.com/evelo-difference/nuvinci-harmony-automatic-transmission/).

- Mid-Drive Motor Design -- We also chose a different motor design than most other e-bike companies. They use traditional hub motors because they are cheaper and easier to source. Instead, we offer a mid-drive option. This offers a lot of advantages: better climbing of the hills, better range, ability to use a smaller battery and still get great range, and being able to take advantage of all of the gears on a bike (http://www.evelo.com/evelo-difference/advantages-mid-drive-motor-vs-hub-motor/). The use of a mid-drive motor, combined with the NuVinci Harmony, is a major draw for many of our customers.

- Omni Wheel -- In addition to a line of complete electric bikes, we recently launched the new Omni Wheel (http://omni.evelo.com). By replacing the front wheel with the Omni, anyone can convert a traditional bike into an electric one in just 20 minutes. No technical skills are required, and it comes at a fraction of the price of a complete bike. With the addition of the Omni Wheel, we can meet the needs of virtually any customer at any price point.

2. Distribution -- Technology is only 50% of the equation. Even if we had the best bike tech out there, if we can't sell it at the right price point to the right customer, we would still be out of luck.

- Direct-to-Consumer Distribution Model – selling directly to customers in an online marketplace lets us consistently price our products at 25%+ less than brands at brick-and-mortar stores, while also offering a better overall product (more power, more range). This allows us to scale faster and more efficiently such that with modest increases in team size, we grow significantly due to the structure of our work.

- Ambassador Program – We counteract one big advantage that dealers at bike stores have with this program. It connects existing EVELO owners with potential customers for test rides. Our Ambassadors (existing owners) make money every time they complete the test ride process, as well as every time a test ride turns into a sale. We are the only company in the industry where our customers can actually earn an income off their bike purchase -- to the tune of $400 to $600 per year on average.

- Subscription Model – We are currently exploring a subscription-based offering that would also enable our customers to get a perfect electric bike for themselves for as low as $99 per month (about the price of a monthly transit pass) without sacrificing the quality or specs of the product.

How do you acquire customers?

We've worked hard to develop a core strength in digital marketing. Our team of 14 people is split fairly evenly between those from the traditional bike industry and those from the e-commerce space. Most of our marketing is oriented around search, search engine optimization, email marketing, content marketing, and social media. We provide as much information on and through our website as we possibly can to both prospects and existing customers. Our Ambassador program is the only major offline component of our customer acquisition approach. The end result of all this is a typical acquisition cost of 9% (or $300) on an average purchase of $2,800.

Could you tell us about your production process?

We currently work with two factories – one in China and the other in Taiwan -- each focused on different product lines. We've built excellent relationships with them and team members periodically visit to provide in-person contact. The completed bikes are shipped to our warehouse/office in Seattle by container ship. Orders are customized and shipped directly from our Seattle warehouse and office via either UPS or FedEx to customers.

Our partners are a key piece in our continuing growth. In a capital-intensive business such as EVELO's, with a goal of achieving economies of scale to slingshot even greater opportunities, we need additional capital. Over the past couple of years, we have fine-tuned our advertising efforts, our logistics, purchasing, etc. -- learning what works, what doesn't, and how to keep costs down. Fast growth at this point depends on focusing on customer acquisition to increase our volume with our suppliers, which will actually drive down production costs. It's win-win situation -- more customers mean we can produce our product for less and we can sell it for less, which in turn will attract more customers. Once we go from $3 million to about $10 million in sales, we'll start seeing significant drops in our production costs.

For those that are completely unfamiliar with your space, can you talk about what the market looks like, and where you see it going in the next 5 years?

One of the things we joke about internally is that an electric bike is the best-selling electric vehicle in the world that nobody in the U.S. knows about. Although the global electric bike market involves $50 billion a year, with 40 million electric bikes sold last year, and a growth rate of 20% year-over-year, the market in the U.S. lags behind the rest of the world. Some companies that started out 3-4 years before we did now reach sales of $40 to $50 million per year.

Some impressive growth in the U.S. market during the past year or so, however, makes this the perfect time for us to expand. In the U.S., interest in electric bikes is fuelled by three major trends. The first is the search for alternative means of transport in growing urban centers, where car ownership is expensive, parking space limited, and rush-hour traffic leads to gridlock. Second, electric transport in general is becoming mainstream for environmental and other reasons. Tesla's entry into the electric vehicle field succeeded in bringing together technology that is acceptably priced, of proven quality, and visually attractive – paving the way for increased general interest in alternative transport as a whole. The third trend is a growing emphasis on staying health, fit, and active. With a large number of baby boomers now hitting retirement age, staying active and fit may involve age-related challenges that electric bikes help overcome.

Over the next five years, even as electric and hybrid cars become more the norm, some people will still choose an electric bike for most travel, especially as urban areas continue to develop more of a biking culture with increased use of dedicated bike lanes and trails. Zipping past rush-hour traffic will still be appealing whether the cars in traffic are gas powered or electric. And, of course, an electric bike still will help older riders keep fit and active, something that is beyond the capabilities of an electric car. Lifestyle choices offered by electric bikes, such as leisurely rides on trails and paths, a secondary transportation device for RV owners, and quick-and-easy errand-running, will greatly expand.

In essence, the presence of electric and hybrid cars in the market will be a catalyst for growing interest in other environment-friendly options, like electric bikes. We see nothing but growth here in the U.S., as well as some interesting opportunities in other areas of the world.

What's next for your business and why are you raising money now?

Up until now, we've been bootstrapping, with a goal of getting the fundamentals right. We have succeeded in developing a direct-to-consumer model in an industry that traditionally does not take that approach. We have worked on bringing down our acquisition costs, our R&D costs, and fine-tuned the e-commerce side of things. Although there is always more to learn, we're on the right track.

The next step is ramping up growth, first by bringing new products to the market. To that end, we are involved in the internal development of a new product that will be for sale early in 2017.

We also plan to introduce new and recurring revenue streams, starting with the bike-as-a-service approach that I mentioned earlier. Options like theft protection or annual maintenance plans are a real opportunity to turn a $2,800 one-time bike purchase into a monthly subscription to additional service offerings.
At the same time, we intend to venture outside of the U.S. market, beginning with expansion into Canada next year. With a similar market and geography, expansion into Canada carries limited risk and lets us fine-tune our distribution techniques. By applying these same techniques to the much larger European market, we will find a profitable niche there that features competitive pricing at 500-1,000 Euros less than European pricing.

What's been your largest challenge so far?

Ironically enough, our biggest challenge came from our major strength -- offering a direct-to-consumer model. Most of the packaging used in the bike industry isn't designed to effectively protect the product when individual boxes are shipped to customers via cost-effective shippers like FedEx or UPS. At first, we experienced significant damage on up to 25% of shipped bikes resulting from transit through various hubs or centers on its way to its destination, as well as sometimes less-than-stellar treatment during the final trip to the customer's door. Obviously, this is a poor customer experience and is very costly to deal with, even in cases where our damage claims were accepted by the shipper. We needed another solution. So we experimented with designing packaging that would survive and protect the bike no matter what UPS or FedEx could throw at it. With that challenge solved, shipping damage affects less than half a percent of orders (fewer than 1 in 200 bikes).

This is an unusual fundraising strategy. Why have you given your customers the chance to invest online via Wefunder?

We did a small friends and family/seed round last year and also emailed our customer base about our vision for the company. We were blown away by the degree of interest – in fact, two customers wound up investing around $250,000.

But last year we had to turn away many potential investors because they were not accredited investors. With the growth in our customer base and contacts this year, we hope to gain real traction now that the barrier of accreditation has been removed. Having more of our customers have the opportunity to invest in EVELO and expand our relationship with them is an important part of our vision of the company vis-a-vis our customers.

Can you tell us about the team? Why are you the ones to make this happen?

My brother and I have been involved in start-ups for the last 10 years or so. Prior to launching EVELO, I was employee number 3 in one of the first person-to-person car sharing dotcoms, which was sort of a hybrid of AirBNB and ZipCar. My main focus there was marketing and customer acquisition. That company went on to raise over $90 million from DC, including Google Ventures, and then expanded nationwide. It was an invaluable learning experience on how to scale a company within a new industry.

About half of our team has extensive experience with traditional bike companies, including a former executive from a large bike brand and another who has worked with one of the largest electrical bike retail operations in North America. Our sales and service teams are comprised of individuals who have previous experience selling and servicing bikes, and all have the knowledge and interest in the industry that is vital to our ongoing success.

But one thing that makes our team really special is that it's the perfect hybrid of those with experience in the traditional bicycle industry and those with e-commerce skills and experience. Our marketing and logistics teams have much experience in online ecommerce in general, covering everything from search engine optimization and online advertising, through online marketing and social media, as well as the logistics needed to make this kind of business a success. This combination of skills in those involved at EVELO creates a powerful synergy that has – and will continue -- to fuel our growth in the coming years.

ASK A QUESTION

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RISKS SPECIFIC TO EVELO

1. 1. Ability to secure necessary capital for inventory financing. Due to the nature of our business and the fairly long production cycles (~4 months), we need to have the necessary capital to pay for production of our products that would only get sold a few months later. Our ability to secure this funding will determine whether we'll be able to take advantage of some of the growth opportunities we're aiming for, such as bringing new products to market, exploring new distribution channels, and keeping up with increased demand. The production needs will likely increase each year as our volume increases.

2. 2. Meeting our profit goals. Since we started the company with our funds, we've grown primarily through revenues and profits for the first 3 years. We raised a small $750K seed round in late 2015 in order to invest into R&D, improve our operations facilities, and bring a few key individuals on the team. As a result, our expenses have increased and we expect to close 2016 with a loss. While all of these expenses were planned for and the loss is a result of us investing the funds that we've raised, it'll also be important to turn this around in the near future.

3. 3. Staying innovative. Over the last 3 years, we've introduced 5 products to market. While this has allowed to get to the current levels of revenues, to suceed in this industry, it's important to be able to introduce new products each year that are innovative, priced appropriately, and have customer appeal. In 2016, we've begun to invest more into in-house research and development and looking to bring 3 new models to market in 2017. However, the level at which we're designing the new products is higher than what we've done previously and, as such, there is a steep learning curve associated with it. It may be possible that the products will get delayed in production and take longer than we expected.

4. 4. Factory relationships. We've been working with 2 factories over the last several years and are looking to introduce a 3rd factory in 2017 for a new product line. The factories that we've worked with owns the designs that we've been using for the first few models.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

EVELO is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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Boris Mordkovich

Co-Founder & President at EVELO Electric Bicycle Company

Cambridge, Massachusetts | Transportation/Trucking/Railroad

Current	EVELO Electric Bicycles
Previous	RelayRides, AdWatcher, Kiva
Education	City University of New York-Baruch College - Zicklin School of Business

Connect | Send Boris InMail

500+ connections

https://www.linkedin.com/in/borismordkovich

Posts

Published by Boris — See more



EVELO Just Got Featured in New York Times -...
August 5, 2016


EVEL
CROWDFUNDIN

Join EVELO Crowdfunding Round - How We Are...
September 21, 2015



Why EVELO CEO wants to talk to every single...
September 4, 2015

Background

Summary

Self-motivated, results-oriented, hands-on entrepreneur with a record of successful accomplishments in the technology, marketing and non-profit sectors.

Published author.

Specialties: Transportation, manufacturing, online marketing, publishing, peer-to-peer technology.



View Boris Mordkovich's Profile on About.Me

Experience

Co-Founder & CEO
EVELO Electric Bicycles
August 2011 – Present (5 years 3 months) I Cambridge, MA

EVELO is a Boston-based electric bicycle company launched in 2011 with the ultimate goal of making cycling more enjoyable and removing barriers that keep people from cycling!

We produce, distribute and support stylish electric bicycles that make hills and headwind disappear, shorten commute times and make cycling more fun than ever!

When you deal with us, you are dealing with a small group of people obsessively committed to delivering fantastic customer service.

It's been an exciting 3 year journey and we can't wait to see what the future holds!


EVELO
ELECTRIC BICYCLES

EVELO - Quick Overview of What EVELO El...



Interview with Boris Mordkovich, Co-Founder ...

Director of Marketing
RelayRides
March 2010 – April 2011 (1 year 2 months) | Boston, MA

RelayRides is one of the world's first neighbor-to-neighbor carsharing platforms. Currently operates in Boston and San Francisco. Funded by Google Ventures and other VCs.

• Came onboard as one of the first 3 employees in order to develop a brand image and a web presence for a new startup.
• Responsible for user acquisition through development and implementation of online and offline marketing campaigns.
• Managed a small marketing team, comprised of consultants, remote staff, and in-house employees.

Director of Operations
AdWatcher
December 2003 – August 2010 (6 years 9 months) | New York

AdWatcher is an ad management and click fraud detection software designed to help small to mid-size businesses finetune their marketing efforts online. It was one of the first click fraud services on the market.

• Identified a need in the marketplace for software to combat online marketing fraud.
• Developed the concept and put together a team to turn the idea into a final product.
• Managed the day-to-day operations of the business and led further research and development.

2 recommendations

Pinny Cohen
Consumer Behavior - Business Consulta...

Boris oversaw the creation of what is likely the most comprehensive fraud & ROI tracking system for advertising campaigns. ... View↓



Roman Serebryakov
CEO at Onix-Systems, Ltd - OUTSOUR...

Boris is an outstanding client. We have been working with him on several projects. He is positive, smart and wonderful to... View↓

Kiva Fellow
Kiva
January 2009 – August 2009 (8 months) | Tajikistan and Kyrgyzstan

Kiva is the world's first peer-to-peer lending platform. Launched to help alleviate poverty around the world through micro-loans, it has seen tremendous growth with over $250M loaned through its platform since inception.

• Provided on-the-ground support for Kiva Partners - microfinance institutions - in Tajikistan and Kyrgyzstan.
• Ensured smooth technical integration of the Kiva's technology platform with the partners day-to-day operations.
• Conducted in-person case studies with microfinance borrowers in order to evaluate progress of the loans.

1 recommendation



Renat Ibragimov
Proactive leader in developing and managing microfinance institutions

Boris served at our company as a Kiva Fellow and was an asset to our company. During this time, he was showing increadible results. I have been consistently impressed by both Boris's attitude towards his work and his performance on the job. His... View↓

Marketing Consultant
Tour d'Afrique
October 2008 – January 2009 (4 months)

Tour d'Afrique is an adventure travel company that organizes one-of-a-kind cycling expeditions and races through Africa, Asia, South America and Europe.

Publisher
Search Marketing Standard
January 2006 – December 2008 (3 years) | New York

Search Marketing Standard is a quarterly print publication that was created to help small to mid size businesses and online marketers stay on top of the industry.

• Launched the first and only print publication for the search marketing industry.
• Grew subscription base of the magazine to 50,000-plus readers over 2-½ years.
• Hired, trained and managed a team of in-house employees and outside contractors to handle operations.

▾ 9 recommendations, including:

Kevin Gold
Marketing Executive, Inbound Marketing...
Boris is an exemplary professional. His strong commitment to value and tireless follow-through makes Boris an outstanding... View↓

Dan Megan
Director of Sales, Data Security
Boris is an exceptional person with outstanding business and organizational skills. He is thorough and understands what... View↓

7 more recommendations↓

Languages

English
Native or bilingual proficiency

Russian
Native or bilingual proficiency

Chinese
Limited working proficiency

Skills

Top Skills

- 50 Online Marketing
- 29 Online Advertising
- 21 Entrepreneurship
- 13 Start-ups
- 12 SEM
- 10 Analytics
- 9 Marketing
- 8 Web Analytics
- 7 SEO
- 6 PPC

Boris also knows about...

- 5 Publishing
- 5 Advertising
- 4 Facebook
- 4 Digital Strategy
- 3 Transportation
- 3 WordPress
- 3 E-commerce
- 1 Digital Marketing
- 1 Link Building
- 1 SEO copywriting

Education

City University of New York-Baruch College - Zicklin School of Business
BA, Entrepreneurship and Small Business Management
2004 – 2008

Organizations

Additional Organizations

American Red Cross, Kiva (www.kiva.org), FORGE (www.forgenow.org)

Recommendations

Received (12) Given (9)

Director of Operations
AdWatcher

Pinny Cohen
Consumer Behavior - Business Consultant / Investor

“ Boris oversaw the creation of what is likely the most comprehensive fraud & ROI tracking system for advertising campaigns. I highly recommend Boris for anyone who needs an analytical person to assist in a project, or who is looking for expert knowledge of fraud prevention related to Pay Per Click.

June 10, 2007, Pinny was with another company when working with Boris at AdWatcher



Roman Serebryakov
CEO at Onix-Systems, Ltd - OUTSOURCING TO UKRAINE (web, iphone/ipad, BPO)

“ Boris is an outstanding client. We have been working with him on several projects. He is positive, smart and wonderful to work with. I highly recommend Boris and I do look forward to working with him in the future.

March 29, 2007, Roman was a consultant or contractor to Boris at AdWatcher

Kiva Fellow
Kiva



Renat Ibragimov
Proactive leader in developing and managing microfinance institutions

“ Boris served at our company as a Kiva Fellow and was an asset to our company. During this time, he was showing increadible results.

I have been consistently impressed by both Boris's attitude towards his work and his performance on the job. His interpersonal and communication skills have allowed him to develop productive working relationships with our staff, he is... **more**

September 2, 2009, Renat was Boris's client

Publisher

Search Marketing Standard



Kevin Gold

Marketing Executive, Inbound Marketing, B2B, customer acquisition and retention, digital strategy, growth marketing

“Boris is an exemplary professional. His strong commitment to value and tireless follow-through makes Boris an outstanding business partner. I have worked with Boris for over four years as a contributor to Search Marketing Standard (the leading print publication for the Search Engine Marketing industry) and later as a member of the company that acquired Search Marketing... **more**

August 26, 2008, Kevin was with another company when working with Boris at Search Marketing Standard



Dan Megan

Director of Sales, Data Security

“Boris is an exceptional person with outstanding business and organizational skills. He is thorough and understands what drives business success, including marketing, finance, sales and talent management.

Boris is an asset to any team he works withand has the highest ethical standards. I've enjoyed working with him in the past and look forward to doing so in the future.

August 20, 2008, Dan was a consultant or contractor to Boris at Search Marketing Standard

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Yevgeniy Mordkovich

Co-Founder at Evelo

Greater New York City Area | Consumer Goods

Current: EVELO Inc

Previous: Mordcomm, Inc, Hebrew Free Loan Society, Search Marketing Standard, Inc

Education: Pace University

Send Yevgeniy InMail

272 connections

https://www.linkedin.com/in/yevgeniy-mordkovich-115a555

Contact Info

Background

Experience

Managing Director
EVELO Inc
September 2011 – Present (5 years 2 months) | new york

EVELO produces and distributes a line of beautiful, efficient and smart electric bicycles that make cycling accessible to everyone.

With a direct-to-consumer distribution model and a growing network of Ambassadors (existing customers), EVELO has started on the ground floor of a new industry and is growing quickly (Over $2 in sales million projected in 2015; 86% revenue growth in 2014 over 2013). Projected sales of over $4 million for 2016 and a target of approximately $10 million in 2017

Our customers range from commuters to baby boomers to families and everybody in between. The electric bicycle opens up opportunities to become more active, spend time outdoors, and go further and faster.

When riding one of EVELO electric bicycles, it makes hills feel flat and distances shrink, so you can cycle just about anywhere regardless of age, fitness levels or terrain.

To see our line of products in action, check out http://www.evelo.com and http://omni.evelo.com.

To see what our customers have to say about us, take a look at http://www.shopperapproved.com/reviews/evelo.com/

Learn more at:

www.TransAmericanElectricBikeTour.com
www.EVELO.com/Challenge


EVELO
ELECTRIC BICYCLES

EVELO Electric Bikes Promo


OMNI WHEEL

Review the Omni wheel features

Director Of Operations
Mordcomm, Inc
2003 – January 2014 (11 years)

Supervised the development of AdWatcher.com – an award wining suite of tools designed to help businesses to get the most out of their search engine marketing campaigns.

Introduced AdScientist.com – a search engine bid management solution to the MordComm family of products.

Co-founded SEMCompare.com – a user driven comparison site for SEM agencies and end-clients.

1 recommendation

Alex Lukashov
Director of Sales at AdStage

Eugene is a great person to work with. He maintains professional attitude at all times and strives to achieve excellence in everything he does. He is extremely persistent and has great leadership qualities. I highly recommend him as he is a very... View

Microenterprise Program Coordinator
Hebrew Free Loan Society
March 2010 – February 2011 (1 year)

Coordinator for Microenterprise Loan Program serving the Jewish communities of New York City

Publisher
Search Marketing Standard, Inc
2006 – 2008 (2 years)

Managed the first and leading print publication covering the Search Marketing Industry.

Co-authored and published a highly acclaimed book on Search Engine Marketing.

Co-founded PayPerClickUniverse.com – a free resource providing businesses that advertise online with the information about the latest trends and products in the Search Marketing Industry

Languages

Russian

Lithuanian

Skills

Top Skills

- 18 Online Advertising
- 16 Advertising
- 15 Marketing Strategy
- 13 Leadership
- 11 SEM
- 9 Business Development
- 7 Marketing
- 7 Online Marketing
- 7 Start-ups
- 6 E-commerce

Yevgeniy also knows about...

- 6 Strategic Partnerships
- 5 Publishing
- 4 Entrepreneurship
- 4 Strategy
- 3 Nonprofits
- 3 PPC
- 2 Market Research
- 2 SEO
- 2 Small Business
- 2 Web Analytics
- 2 Affiliate Marketing
- 1 Non-profits
- 1 Project Management
- 1 Technical Support
- 1 Internet Entrepreneur

See 16+

Education

Pace University
Bachelors, Computer Science
1999 – 2004

University of Scranton
MBA, Business
2009

Additional Info

Personal Details

Birthday: July 23

Recommendations

Received (1)

Director Of Operations
Mordcomm, Inc



Alex Lukashov
Director of Sales at AdStage

"Eugene is a great person to work with. He maintains professional attitude at all times and strives to achieve excellence in everything he does. He is extremely persistent and has great leadership qualities. I highly recommend him as he is a very pleasant professional gentleman.

March 10, 2008, Alex worked indirectly for Yevgeniy at Mordcomm, Inc

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